                                                                  Exhibit 4(f)

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE STATUTES. SUCH SECURITIES MAY NOT BE TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF WITHOUT EITHER AN EFFECTIVE REGISTRATION STATEMENT RELATING TO SUCH DISPOSITION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT THE SECURITIES MAY BE SO DISPOSED OF WITHOUT BEING REGISTERED.

                WARRANT TO PURCHASE ______ SHARES OF COMMON STOCK

                                       OF

                                DIVERSIFAX, INC.


                            Dated ____________, 1997


    DIVERSIFAX, INC., a Delaware corporation, with offices at 39 Stringham Avenue, Valley Stream, New York, New York 11580 (the "Company"), hereby certifies that, for value received and subject to the provisions hereinafter set forth, _________________ (the "Warrant Holder") is entitled to purchase from the Company ______________________________ (______) shares of the
Company's common stock, par value $0.001 per share (the "Common Stock"), at a price of $0.8125 per share (the "Exercise Price"), exercisable commencing on the date hereof (the "Commencement Date") and terminating 5:00 P.M., New York time, on the third anniversary of the Commencement Date. The shares of Common Stock deliverable upon exercise of this Warrant, as adjusted from time to time, are hereinafter sometimes referred to as the "Warrant Shares".

    1. Exercise. This Warrant may be exercised, in whole or in part, only by the Warrant Holder by presentation and surrender of this Warrant to the Company at its principal office with the subscription form attached hereto duly executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form. If this Warrant shall be exercised only in part, then the Company, upon surrender of this Warrant for cancellation, shall deliver a new Warrant evidencing the rights of the Warrant Holder to purchase the balance of the Warrant Shares to which the Warrant Holder is entitled. The Company shall not be required to issue any fraction of a share upon the exercise of this Warrant. If any fractional interest in a share shall be deliverable upon the exercise of this Warrant, then the Company shall make an adjustment therefor in cash equal to such fraction multiplied by the fair market value of the Common Stock as determined by the Company's Board of Directors.

    2. Title. This Warrant may not be sold, transferred, or hypothecated, and title to this Warrant and all rights hereunder are not transferable.

    3.   Covenants.   The above provisions are subject to the following:

         (a) Any certificate(s) for Warrant Shares issued upon the exercise of this Warrant shall bear the following legend:

         "The securities represented by this certificate have been acquired for investment and have not been registered pursuant to the Securities Act of 1933, as amended, or any applicable state statutes. Such shares may not be sold, transferred, pledged, hypothecated, or otherwise disposed of without either an effective registration statement relating to such disposition or an opinion of counsel satisfactory to the Company that the shares may be so disposed of without being registered."

         (b) The Company covenants and agrees that all Warrant Shares which may be issued upon the exercise of this Warrant, upon issuance, shall be fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof. The Company covenants and agrees that during the period within which this Warrant may be exercised, the Company shall at all times have authorized and reserved for issuance a sufficient number of shares of Common Stock as shall be required for issuance and delivery upon exercise of this Warrant.

         (c) If, at any time prior to the expiration date of this Warrant and prior to the exercise hereof, the Company shall (i) declare or pay to the holders of Common Stock a dividend payable in any kind of shares of stock of the Company; (ii) change, divide, combine, or otherwise reclassify the Common Stock into the same or a different number of shares with or without par value, or into shares of any class or classes; (iii) consolidate or merge with, or transfer its property as an entirety or substantially as an entirety to, any other corporation; or (iv) make any distribution of its assets to holders of the Common Stock as a liquidation or partial liquidation dividend or by way of return of capital, then, upon the subsequent exercise of this Warrant, the Warrant Holder shall receive, in addition to or in substitution for the Warrant Shares to which he would otherwise be entitled upon such exercise, such additional (or lesser) shares of stock or scrip of the Company, or such reclassified shares of stock of the Company, or such securities or property of the Company resulting from such consolidation, merger, or transfer, or such assets of the Company, which he would have been entitled to receive had he exercised this Warrant prior to the happening of any of the foregoing events. Nothing contained herein shall require the Company to segregate or otherwise set aside any particular asset for possible distribution to the Warrant Holder upon exercise of this Warrant subsequent to a liquidation, partial or otherwise.

    4. Securities Laws. Upon any issuance of Warrant Shares upon exercise of this Warrant, it shall be the Company's responsibility to comply with the requirements of (a) the Securities Act of 1933, as amended; (b)the Securities Exchange Act of 1934, as amended;(c) any applicable listing requirements of any national securities exchange;(d) any state securities regulation or "Blue Sky" laws; and (e) requirements under any other law or regulation applicable to the issuance or transfer of such Warrant Shares. In connection with each issuance of Warrant Shares upon exercise of this Warrant, the Warrant Holder shall give, if required by the Company,(i) assurances in writing, satisfactory to the Company, that such Warrant Shares are not being purchased with a view to the distribution thereof in violation of applicable laws,(ii) sufficient information, in writing, to enable the Company to rely on exemptions from the registration or qualification requirements of applicable laws with respect to such exercise, and (iii) its cooperation to the Company in connection with such compliance.

    5. Subscription. The Warrant Holder shall not be entitled, by virtue hereof, to any rights of a shareholder in the Company, either at law or equity, and the rights of the Warrant Holder are limited to those expressed in this Warrant and are not enforceable against the Company, except to the extent set forth herein.

    6. Survival. The various rights and obligations of the Warrant Holder and the Company, as set forth in Sections 3 and 4 hereof, shall survive the exercise of this Warrant, and upon the exercise and surrender of this Warrant, the Company, if requested, shall deliver to the Warrant Holder its written acknowledgement of its continuing obligations under said Sections.

    7. Notice. All notices required by this Warrant to be given to or made by the Company shall be given or made by certified mail, return receipt requested, addressed to the Warrant Holder or the Company at his or its respective address as set forth above.

    8. Loss or Destruction. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

    9. Amendment; Waiver of Provisions. This Warrant may not be amended by or compliance with any provision hereof waived except pursuant to a written instrument signed by the parties hereto.


                                            DIVERSIFAX, INC.


                                            By:
                                                ------------------------------
                                                Kenneth Ross Wolfe,
                                                Secretary

                                  SUBSCRIPTION



To: Diversifax, Inc.
    39 Stringham Avenue
    Valley Stream, New York 11580


         The undersigned hereby exercises, according to the terms and conditions thereof, the within Warrant to the extent of purchasing ___________ shares of common stock of Diversifax, Inc., par value $0.001 per share, and herewith makes payment of $______________ in payment of the purchase price thereof. Please issue and deliver all such shares of common stock to the undersigned at the address stated below.

                                       __________________________
                                                 Name


                                       ___________________________
                                                 Address

                                       ___________________________


                                       ___________________________
                                                 Signature


Dated:
                                       4